As filed with the Securities and Exchange Commission on June 12, 2017. Registration No. 333-_________
UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EchoStar Corporation (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)		26-1232727 (I.R.S. Employer Identification Number)
100 Inverness Terrace East Englewood, Colorado (Address of Principal Executive Offices)		80112 (Zip Code)

Amended and Restated EchoStar Corporation 2017 Employee Stock Purchase Plan (Full title of the plan(s))
Dean A. Manson
Executive Vice President, General Counsel and Secretary
EchoStar Corporation
100 Inverness Terrace East
Englewood, Colorado 80112
(Name and address of agent for service)

(303) 723-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer   Accelerated filer
Non-accelerated filer   (Do not check if a smaller reporting company) Smaller Reporting Company   Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share (“Class A Shares”)	2,500,000 (3)	$60.79	$151,975,000	$17,613.90

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional Class A Shares which become issuable under the A&R 2017 ESPP (defined below) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A Shares.
(2)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act and is based upon the average of the high and low selling prices per share of the Registrant’s Class A Shares on June 7, 2017 ($61.375 and $60.20), as reported by the Nasdaq Global Select Market.
(3)    Represents 2,500,000 additional Class A Shares, which are reserved for issuance under the A&R 2017 ESPP.

EXPLANATARY NOTE

On December 31, 2007, EchoStar Corporation, a Nevada corporation (the “Registrant”), filed a registration statement on Form S-8 (File No. 333-148416) (the “First Registration Statement”) with the Securities and Exchange Commission (“SEC”) registering the issuance of (i) 360,000 Class A Shares, issuable pursuant to the EchoStar Corporation 2008 Employee Stock Purchase Plan (the “2008 ESPP”); (ii) 16,000,000 Class A Shares issuable pursuant to the EchoStar Corporation 2008 Stock Incentive Plan; (iii) 250,000 Class A Shares issuable pursuant to the EchoStar Corporation 2008 Nonemployee Director Stock Option Plan; and (iv) 4,000,000 Class A Shares that may be issued upon conversion of shares of Class B common stock of the Registrant, par value $0.001 per share, issuable pursuant to the EchoStar Corporation 2008 Class B CEO Stock Option Plan. On October 5, 2009, the Registrant filed a registration statement on Form S-8 (File No. 333-162339) (the “Second Registration Statement”) with the SEC registering the issuance of an additional 2,140,000 Class A Shares issuable pursuant to the 2008 ESPP.
On March 17, 2017, the Board of Directors of the Registrant approved certain amendments to the 2008 ESPP pursuant to the adoption of the Amended and Restated EchoStar Corporation 2017 Employee Stock Purchase Plan (the “A&R 2017 ESPP”), subject to approval of the A&R 2017 ESPP by the Registrant’s stockholders. On May 2, 2017, the Registrant’s stockholders approved the A&R 2017 ESPP. The A&R 2017 ESPP amends and restates the 2008 ESPP to, among other things, increase the aggregate number of Class A Shares authorized for issuance thereunder by 2,500,000.
The purpose of this Registration Statement on Form S-8 is for the Registrant to register an additional 2,500,000 Class A Shares, thereby increasing the aggregate number of Class A Shares registered under the A&R 2017 ESPP to 5,000,000 Class A Shares. In accordance with General Instruction E of Form S-8, the contents of the First Registration Statement and Second Registration Statement are incorporated by reference into this Registration Statement and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information*
Item 2. Registrant Information and Employee Plan Annual Information*
*As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the A&R 2017 ESPP covered by this Registration Statement as required by Rule 428(b) under the Securities Act. Such documents are not required to be and are not being filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The written statement to participants will also indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act and will include the address and telephone number to which the request is to be directed.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents, which have heretofore been filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a)
the Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017, including the information specifically incorporated by reference into the Form 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 23, 2017;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 10, 2017;

(c)	the Registrant’s Current Reports on Form 8-K filed with the SEC on January 31, 2017 (Item 1.01 only), February 8, 2017, March 6, 2017, May 2, 2017 and June 9, 2017; and

(d)
the description of the Registrant’s Class A Shares contained in the Registrant’s Registration Statement on Form 10, filed with the SEC on November 6, 2007, as amended by Amendment No. 1, filed with the SEC on December 12, 2007, Amendment No. 2 filed, with the SEC on December 26, 2007 and Amendment No. 3, to the Registration Statement on Form 10 filed with the SEC on December 28, 2007.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-8 and prior to such time as the Registrant files a post-effective amendment to this Registration Statement on Form S-8, if any, that indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.
Item 6. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (1) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (2) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Provisions relating to liability and indemnification of officers and directors of the Registrant for acts by such officers and directors are contained in Article IX of the Articles of Incorporation of the Registrant, as amended, Exhibit 4.1 and 4.2 hereto, and Article IX of the Registrant’s Bylaws, Exhibit 4.3 hereto, which are incorporated by reference. These provisions state, among other things, that, consistent with and to the extent allowable under Nevada law, and upon the decision of a disinterested majority of the Registrant’s Board of Directors, or a written opinion of outside legal counsel, or the Registrant’s stockholders: (1) the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Registrant, or is or was serving at the request of the Registrant as a director, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (2) the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Item 8. Exhibits
The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland on June 12, 2017.

ECHOSTAR HOLDING CORPORATION
By	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dean A. Manson, individually, as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable EchoStar Corporation, a Nevada corporation, to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations, or requirements of the Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing with the SEC of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and amendments to such Registration Statement (including pre-effective amendments and post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael T. Dugan	Chief Executive Officer, President and Director (Principal Executive Officer)	June 12, 2017
Michael T. Dugan

/s/ David J. Rayner	Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 12, 2017
David J. Rayner

/s/ Charles W. Ergen	Chairman	June 12, 2017
Charles W. Ergen

/s/ R. Stanton Dodge	Director	June 12, 2017
R. Stanton Dodge

/s/ Anthony M. Federico	Director	June 12, 2017
Anthony M. Federico

/s/ Pradman P. Kaul	Director	June 12, 2017
Pradman P. Kaul

/s/ Tom A. Ortolf	Director	June 12, 2017
Tom A. Ortolf

/s/ C. Michael Schroeder	Director	June 12, 2017
C. Michael Schroeder

/s/ William David Wade	Director	June 12, 2017
William David Wade

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1*
Articles of Incorporation of EchoStar Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 of EchoStar Corporation’s Form 10 filed December 12, 2007, Commission File No. 001-33807), as amended by the Amendment to the Articles of Incorporation of EchoStar Corporation (incorporated by reference to Exhibit 3.1 to EchoStar Corporation’s Current Report on Form 8-K filed January 25, 2008, Commission File No. 001-33807).

4.2*
Certificate of Amendment to Articles of Incorporation of EchoStar Corporation, dated as of May 4, 2016 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of EchoStar Corporation, filed May 5, 2016, Commission File No. 001-33807).

4.3*	Bylaws of EchoStar Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 of EchoStar Corporation’s Form 10 filed December 12, 2007, Commission File No. 001-33807).

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP

23.1	Consent of KPMG LLP

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (set forth on the signature page of this Registration Statement)

99.1*
Amended and Restated EchoStar Corporation 2017 Employee Stock Purchase Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 23, 2017 (File No. 001-33807)).

*Incorporated by reference.